Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-134100) pertaining to the 2006 Equity Incentive Plan; and

(2)	Registration Statement (Form S-3 No. 333-186786) pertaining to Amendment No. 2 to Form S-1 Registration on Form S-3;

of our report dated December 11, 2015, with respect to the consolidated financial statements of Integrated Electrical Services, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2015.

/s/ ERNST & YOUNG LLP

Houston, Texas

December 11, 2015